PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made as of the 9th day of July, 1997, between MIAMI GARDENS ASSOCIATES, a New Jersey general partnership ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                                    Background

         Buyer wishes to purchase a shopping center in the City of Miami, County of Dade, State of Florida, owned by Seller, known as the Garden Square Shopping Center (the "Shopping Center");

         Seller wishes to sell the Shopping Center to Buyer;

         In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:

                                                  1.  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 Agreement means this instrument as it may be amended from time to time.

         1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

         1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit .

         1.4 Buyer means the party identified as Buyer on the initial page hereof.

         1.5 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

         1.6      Closing Date means the date on which the Closing occurs.

         1.7  Contracts  means  all  service  contracts,   agreements  or  other
instruments to be assigned by Seller to Buyer at Closing.



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         1.8   Day means a calendar day, whether or not the term is capitalized.

         1.9 Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Section of this Agreement, together with the earnings thereon, if any, and together with the additional deposit of $100,000, and the earnings thereon, if made, pursuant to Section of this Agreement.

         1.10 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         1.11 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC ss.ss.651 et seq., Oil Pollution Act of 1990, 33 USC ss.ss.2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. ss.ss.11001 et seq., National Environmental Policy Act of 1969, 42 USC ss.ss.4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC ss.ss.300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

         1.12 Escrow Agent means Rogers, Towers, Bailey, Jones & Gay, Attorneys, whose address is 1301 Riverplace Blvd., Suite 1500, Jacksonville, Florida 32207 (Fax 904/396-0663), or any successor Escrow Agent.

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         1.13  Governmental  Approval  means  any  permit,  license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

         1.14 Hazardous Material means any petroleum, petroleum product, drycleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

         1.15 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

         1.16 Improvements means any buildings, structures or other improvements situated on the Real Property.

         1.17 Inspection Period means the period of time which expires at the end of business on the thirtieth (30th) day after the date of execution by the last of Buyer or Seller to execute this Agreement and transmit a copy of the fully executed Agreement to the other. If such expiration date is a weekend or national holiday, the Inspection Period shall expire at the end of business on the next immediately succeeding business day.

         1.18 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property, including all addenda and amendments thereto.

         1.19 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

         1.20 Permitted Exceptions means only the following interests, liens and encumbrances:

           (a)      Liens for ad valorem taxes not payable on or before Closing;


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                  (b) Mortgage  dated as of December  21,  1995,  from Seller to
Life Investors Insurance Company of America, recorded in Official Records Book 17039, Page 3446 of the public records of Dade County, Florida;

                  (c) Rights of tenants under Leases; and

                  (d) Other matters determined by Buyer to be acceptable.

         1.21 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

         1.22 Property means collectively the Real Property, the Improvements and the Personal Property.

         1.23 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

         1.24 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section (subject to adjustments as provided herein).

         1.25 Real Property means the lands more particularly described on Exhibit , together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

         1.26 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

         1.27 Rent Roll means the list of Leases attached hereto as Exhibit , identifying with particularity the space leased by each tenant, the term (including extension options), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

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         1.28 Seller  means the party  identified  as Seller on the initial page hereof.

         1.29 Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial positions for the Property prepared by Seller's managing agent (Stiles Property Management Co.), as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow prepared by said managing agent for the Property, which shall be consistent with past practice, for any period beginning after the latest of such calendar years, and ending prior to Closing.

         1.30 Shopping Center means the Shopping Center identified on the initial page hereof.

         1.31 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

         1.32 Surviving Mortgage means the Mortgage described in Section of this Agreement.

         1.33 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit , or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is acceptable to Buyer.

         1.34 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

         1.35 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by a title insurer acceptable to Buyer.

         1.36 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.


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         1.37 Transaction Documents means this Agreement, the deed conveying the
Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.

                                          2.  PURCHASE PRICE AND PAYMENT

         2.1      Purchase Price; Payment.

                  (a) Purchase Price and Terms. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $9,425,000. The Purchase Price shall be payable by taking title subject to the Surviving Mortgage, the principal balance of which will be subtracted from the Purchase Price payable at Closing, and the balance of the Purchase Price shall be payable in cash at Closing.

                  (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by:

                (1) prorating the Closing year's real and tangible personal property taxes as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's fully discounted payment);

                 (2) prorating as of the Allocation Date cash receipts and expenditures for the Shopping Center and other items customarily prorated in transactions of this sort;

             (3) subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants. Any rents, percentage rents or tenant reimbursements payable by tenants after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt, less any expenses of the Property incurred on or prior to the Allocation Date but discovered by Buyer after Closing. Buyer shall have no obligation to collect delinquencies, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for

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such  tenant(s),  then to delinquent  rents and  reimbursements  attributable to
postAllocation Date periods, and then to pre-Allocation Date periods.

                  (4)      If there is no Blockbuster Video expansion/relocation
proposal accepted by Buyer under Section below, the price shall also be adjusted by Buyer paying to Seller an additional $25,000, provided Seller has leased under Approved Leases no less than 2100 square feet of presently vacant space by leasing at least two (2) of spaces B11 (1050 square feet), B12 (1050 square feet), B16 (1050 square feet), or A5 (1200 square feet), (the "Earnout Space"). To be entitled to additional consideration, there must be no Blockbuster expansion and relocation accepted by Buyer, and such Approved Lease must be produced by Seller prior to the end of the Inspection Period and executed by Seller as landlord and the prospective tenant on or prior to Closing. An Approved Lease is one which provides for base rent plus tenant reimbursements and has an initial term of no less than three (3) and no more than ten (10) years with a third party tenant who is a bonafide third party unaffiliated with Seller who is creditworthy in Buyer's reasonable judgment and who is experienced in Buyer's reasonable judgment in the operation of the type of business proposed to be conducted at the leased premises. In addition, an Approved Lease must be written on the Shopping Center's standard form lease, without material modification (or other form approved by Buyer), and must provide for rents, cost sharing and concessions which are "market" for the Miami area, provided that in no event shall the annual base rental payable under the proposed lease be less than $16.00 per square foot of store area, exclusive of tenant reimbursements. The minimum level of business experience which will be acceptable to Buyer for any proposed tenant shall be that the proposed store operator shall have been the principal operator of the business proposed to be conducted or a substantially similar business in the South Florida region successfully for no less than three (3) years. The minimum expectation of creditworthiness of Landlord shall be that the prospective tenant has net worth and unrestricted liquid assets sufficient to perform its obligations under the lease without regard to the income derived from or the assets of the proposed store, for one
(1) full year of the lease term. In the event Seller obtains a proposed tenant and proposed lease for one (1) or more spaces in the Earnout Space and submits said proposed tenant and proposed lease to Buyer for its approval, Buyer shall have a period of five (5) business days after the receipt of the proposed lease and any related materials within which to respond to Seller in writing. If the response is in the negative, said response must be supplied to Seller in writing within said five (5) business days, along with a detailed list which defines and sets forth in clear and understandable terms the reasons for turning down or negating said potential tenant or potential lease. In the event Buyer does not respond or take any action in regard to the written request or notice of a potential tenant or potential lease (when and if said lease and supporting financial and operating expense information are enclosed in the package) within said five (5) business day period, said potential tenant and potential lease shall be conclusively deemed to have been approved by Buyer as of the end of such five (5)

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business  day period,  and shall  become an Approved  Lease which Buyer shall be obligated to execute and perform if the transaction closes. All costs to be incurred by the landlord in connection with the execution and delivery of the
lease,   concessions  and  buildout,   including  without   limitation   leasing
commissions, tenant improvements and post-Closing free rent, if any, shall be paid by Seller prior to Closing or if not paid, credited against the cash portion of the Purchase Price due Seller. Notwithstanding any other provision hereof, the maximum aggregate additional consideration for the aggregate Earnout Space is $25,000. The additional consideration contemplated hereby applies only to the Earnout Space and not to any other space in the Shopping Center and is not payable if Buyer approves the proposal for the Blockbuster expansion and relocation transaction as contemplated by Section below.

         2.2 Earnest Money Deposit. An Earnest Money Deposit in the amount of $100,000 shall be delivered to Escrow Agent within three (3) days after the date of execution by the last of Buyer or Seller to execute and transmit a copy of this Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The
Earnest Money Deposit paid by Buyer shall be deposited by Escrow Agent in an interest bearing account at First Union National Bank of Florida, and shall be held and disbursed by Escrow Agent as specifically provided in this Agreement. The Earnest Money Deposit shall be applied to the Purchase Price at the Closing.

         2.3      Closing Costs and Escrow.

                (a)      Seller shall pay:

                (1) Documentary stamp and other transfer taxes imposed upon the transactions contemplated hereby;

                (2)      Cost of the Survey;

                (3) Cost of satisfying any liens on the Property, other than the Surviving Mortgage;

               (4) Costs, if any, of curing title defects and recording any curative title documents;

                    (5) The costs and charges in excess of $2,500 which are imposed by the holder of the Surviving Mortgage with respect to its consent and release, other than the one percent (1.0%) "transfer fee" (which shall be paid by Buyer);


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               (6)      Seller's attorneys' fees relating to the saleof the
Property; and

                   (7) Brokerage commission to Newfort Realty Inc., in an amount equal to two percent (2.0%) of the Purchase Price.

                  (b)      Buyer shall pay:

                           (1)      Cost of Buyer's due diligence inspection;

                           (2)      Cost of title insurance;

                  (3) Costs of the Phase 1 environmental site assessment to be obtained by Buyer;

                  (4)      Cost of recording the deed;

                 (5) Mortgage transfer fee not to exceed one percent (1.0%) of the outstanding principal balance on the Surviving Mortgage together with the first $2,500 of other costs and charges imposed by the holder of the Surviving Mortgage with respect to its consent and release;

                 (6) Brokerage commission to BlackRock Realty Advisors, Inc., if and when the transaction closes, in the amount of $70,000; and

                 (7)      Buyer's attorneys' fees.

                  (c) Seller has heretofore entered into an Option and Lease Agreement dated October 25, 1996, with Bellsouth Mobility, Inc. ("Bellsouth"), concerning the leasing of approximately 260 feet of building space and 150 square feet of exterior space adjacent to the building space (the "Bellsouth Option"). The option is exercisable by Bellsouth through October 10, 1997, and is subject to extension through April 10, 1998. In addition, as reflected by
Section 17 of the Bellsouth Option, Bellsouth and Seller contemplate shared use of Bellsouth's antenna structure by Sprint Spectrum, Inc. ("Sprint"). At Closing, an additional $180,000 will be deposited by Buyer with Escrow Agent in an interest bearing account. The escrowed sums and earnings thereon shall be disbursed to Buyer if Bellsouth does not exercise its option under the Bellsouth Option by April 10, 1998. If the option is timely exercised by Bellsouth, an amount equal to the "gross lease value" of (i) the Bellsouth lease (to which the option was converted in accordance with the Bellsouth Option) shall remain in escrow together with the "gross lease value" of the Sprint lease, if any, up to a maximum aggregate escrow of $180,000 (plus the earnings thereon). Any balance of escrowed sums, including the earnings on the escrow, after the computation and setting aside of

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the "gross lease values" for Bellsouth and Sprint,  shall be disbursed to Buyer.
The escrowed "gross lease value" attributable to the exercised Bellsouth Option/lease shall be disbursed to Seller upon the expiration of sixty (60) days after Bellsouth has commenced operating its communications facilities at the leased site, provided Bellsouth has not by that date indicated to Buyer that there is material interference at the site under Section 12 of the Bellsouth Option or cancelled under Section 35 of the Bellsouth Option. The escrowed "gross lease value" of the Sprint lease, if any, less the costs of any improvements incurred or to be incurred by Buyer with respect to the Sprint lease, if any, shall be disbursed to Seller on the later of (i) the date of disbursement of the "gross lease value" of the Bellsouth Option/lease or (ii) the date Sprint commences operating its communication facilities at the Shopping
Center  under  the  Sprint  lease  and  any  cancellation   rights  for  reasons
determinable by its initial operations (such as, by way of example, frequency compatibility) it may have thereunder shall have expired. Any remaining balance of escrowed funds after such disbursements to Bellsouth and Sprint shall be disbursed to Buyer. At Closing Seller shall remit to Buyer all deposits and money paid to Seller by Bellsouth under the Bellsouth Option, but Buyer shall return Seller's prorated share of such deposit(s) to Seller upon Bellsouth's exercise of the option. For purposes hereof the term "gross lease value" of a particular lease shall be the total of base or minimum guaranteed rent payable under the particular lease for the first five years of the term of such lease (or such proportionately lesser number if the term is shorter than five [5] years), but in no event shall the aggregate of additional amounts payable to Seller under this Section exceed $180,000.

                                         3.  INSPECTION PERIOD AND CLOSING

         3.1      Inspection Period.

                  (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their Leases, to review and approve the terms and conditions of the Surviving Mortgage, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto.
Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors, which indemnity shall survive the Closing or earlier termination hereof. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to Closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall be increased by an additional

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deposit of $100,000 (to be  deposited  with Escrow Agent no later than three (3)
business days following the end of the Inspection Period), and shall not be refundable except upon the terms otherwise set forth herein.

                  (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants.

                  (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

                  (d) Blockbuster Video is a current tenant in the Shopping Center and is considering an expansion of its current premises into spaces B18 and B17 (the "Blockbuster Expansion Space"). Such an expansion will require the current tenants in the Blockbuster Expansion Space to relocate to other space in the Shopping Center. Seller may present to the Buyer no less than five (5) business days prior to the end of the Inspection Period (the "Blockbuster Drop Dead Date") a written proposal for the expansion of Blockbuster Video into the Blockbuster Expansion Space, such proposal to be executed by Blockbuster Video and each of the tenants to be relocated. Such proposal shall contain all material terms and conditions, economic and otherwise, for such expansion and relocation. Buyer may accept or reject the proposal, but if it rejects the proposal and if Buyer determines by the end of the Inspection Period, to go forward to Closing, Buyer shall have no right to extend the Closing Date under Section below. If Buyer accepts the proposal for the Blockbuster expansion and relocation the proposal shall be binding upon Buyer should the Closing of its acquisition of the Shopping Center occur in accordance with the terms of the proposal to the extent, if any, the proposal is binding. Should Seller fail to deliver the aforesaid proposal, so executed, to Buyer by the end of the Blockbuster Drop Dead Date, Seller's right to submit such proposal shall lapse.

         3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order environmental assessments of the Property. A copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion. If an assessment report discloses the existence of any Hazardous Material or any other matters that pose an environmental threat to the Property or its environs, Buyer may, prior to Closing, notify Seller in writing, within ten (10) business days after receipt of the assessment report (but not after Closing), that it elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit.

         3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Escrow Agent at 10:00 A.M. on the date which is the tenth (10th) business day following the expiration of the Inspection Period, provided that Buyer may designate an earlier date for Closing. If there is no Blockbuster proposal, and if Seller by the end of the Inspection Period has not leased a minimum of 1050 square feet of the Earnout Space in accordance with the standards expressed in Section of this Agreement, the Closing may be extended by either Buyer (subject to the limitations of Section above) or Seller, until the earlier of thirty (30) days following the original Closing Date, or ten (10) days following Seller's delivery of an executed Approved Lease for at least 1050 square feet of the Earnout Space. If by the extended Closing Date Seller has still not delivered an executed Approved Lease for at least 1050 square feet of the Earnout Space, the Closing may be further postponed by either Buyer (subject to the limitations of Section above) or Seller, until ten (10) business days following the execution and delivery of such Approved Lease, provided that either party may thereafter cancel this Agreement at any time upon fifteen (15) days notice. If such an Approved Lease is nevertheless executed and delivered during such fifteen (15) day notice period, the cancellation shall be deemed withdrawn and the Closing shall occur ten (10) days following the delivery of such executed Approved Lease to Buyer. Notwithstanding the foregoing, Buyer may waive such leasing condition at any time, whereupon the Closing Date shall occur ten (10) business days following such waiver, but in any event no earlier than the originally scheduled Closing Date. The additional consideration payable under Section of this Agreement is not payable with respect to any Approved Lease entered into after the initially scheduled Closing Date despite the postponement of the Closing under this section.

                         4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

         Seller warrants and represents as follows as of the date of this Agreement and where indicated covenants and agrees as follows:

         4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the

Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

         4.2 Authorization; Validity. The execution and delivery of this Agreement by Seller and Seller's consummation of the transactions contemplated by this Agreement have been duly and validly authorized. This Agreement constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

         4.3 Title. Seller is the owner in fee simple of all of the Property, subject only to matters set forth in a Loan Policy issued by Chicago Title Insurance Company, bearing number 10-1740-02-000091, having an effective date of December 26, 1995, the Leases, and matters of record subsequent thereto.

         4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for BlackRock Realty Advisors, Inc., whose commission shall be paid by Buyer, and Newfort Realty, Inc., whose commission shall be paid by Seller. Seller agrees to indemnify Buyer from any other such claim arising by, through or under Seller.

         4.5 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted Exceptions and this Agreement.

         4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property, except an action by Hair Discovery involving an alleged exclusive. Seller shall indemnify and hold Buyer harmless from any loss or damage suffered or incurred by Buyer arising from such litigation, including without limitation attorneys fees and costs at all levels and, in the case of Hair Discovery, all lost rentals and other sums due under the Hair Discovery lease.

         4.7 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications entered into between the date of this Agreement and the Closing Date with the consent of Buyer. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent

Roll. Between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the consent of Buyer (not to be unreasonably withheld or delayed), except as otherwise permitted in this Agreement. To the best of Seller's knowledge no material defaults by tenants exist under the Leases, except as noted on the Rent Roll, in Section above and except for Gardens Square Italian Restaurant, Inc. ("Sal's Restaurant") under its lease executed June 13, 1996. Should this transaction close, Buyer will take the risk of the Sal's Restaurant default, and shall be entitled to the benefits of any guarantees and deposits made by Sal's Restaurant and/or Salvatore Stellino (the lease guarantor), in connection with the Sal's Restaurant lease. Buyer acknowledges that if Sal's Restaurant complies with the requirements of Section 4 of Rider 1 to the Sal's Restaurant lease that the tenant will be entitled to a construction contribution from the landlord of $19,000, which contribution obligation Buyer agrees to honor without reimbursement by Seller or credit against the Purchase Price, subject to the terms and conditions of such lease. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll or in the Leases. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

         4.8 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared by Seller's managing agent in accordance with the books and records of the Shopping Center, and presents fairly in all material respects the financial condition, results of operations and cash flows for the Shopping Center as of and for the periods to which they relate. Seller is unaware of any material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1996. Buyer and its independent certified accountants shall be given access to the Shopping Center's books and records at any time prior to and for six (6) months following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to cause its managing agent to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

     4.9 Contracts. Except for the Surviving Mortgage, Leases and matters described in Section above, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property, at Buyer's option, more than thirty (30) days after a notice of termination. To Seller's
                                                      - 14 -
knowledge, all such Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice.

         4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any activity with respect to the operation thereof outside the ordinary course of business which would have a material effect on Buyer or the Property without Buyer's prior written consent. Seller shall be permitted to defend the civil action brought against it by Hair Discovery, Inc., and shall indemnify and hold Buyer harmless from any loss or cost arising therefrom, as provided above. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on the Property as it is presently being maintained.

         4.11 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all material respects. Seller agrees to use reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under the Leases.

         4.12 Condemnation. To Seller's knowledge neither the whole nor any portion of the Property, including access thereto or any easement benefitting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

         4.13 Governmental Matters. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing or herein (eg. Section hereof). Except for those matters enumerated in Exhibit hereof, Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. Seller shall indemnify and hold Buyer harmless from any loss, damage or expense arising from the matters set forth in Exhibit , and sums may be escrowed at Closing to cover any such matters. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue.

         4.14 Repairs. Seller has received no notice of any requirements by any lender, insurance companies, or governmental body or agencies requiring any repairs or work to be done on the Property which have not already been completed, except for those matters enumerated in Exhibit hereof.

         4.15 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) to Seller's knowledge require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets. Notwithstanding the foregoing Seller represents that the surviving Mortgage contains a due-on-sale clause and that a conveyance of the Property subject to the Surviving Mortgage will require the consent of the holder of the Surviving Mortgage.

         4.16 Environmental Matters. Seller represents and warrants as of the date hereof and as of the Closing that Seller has not, and to the best of its knowledge no other person has caused any Release or disposal of any Hazardous Material at the Property in any material quantity.

         4.17 Surviving Mortgage. To Seller's knowledge, the Surviving Mortgage is presently held by Life Investors Insurance Company of America and is in good standing with no defaults existing thereunder. The principal balance outstanding as of June 1, 1997, will be approximately $6,670,539.77, and the monthly payment of principal and interest is $52,213.51. Seller has deposits with the holder of the Surviving Mortgage totalling approximately $111,841.97 for taxes and insurance. Such deposits will be assigned at Closing, Buyer to reimburse Seller therefor. The transfer of the Property to Buyer will require the consent of the holder of the Surviving Mortgage. Prior to the end of the Inspection Period, Seller shall use reasonable efforts to cause the holder of the Surviving Mortgage to execute and deliver to Buyer an estoppel letter and consent consenting to this transaction and certifying as to the foregoing matters in form and substance satisfactory to Buyer. Seller will maintain the Surviving Mortgage in good standing, without default, until Closing. Seller shall continue to maintain the Surviving Mortgage in good standing and shall use reasonable efforts to obtain updated estoppel(s) as Buyer shall request covering any period that the Closing is postponed under Section of this Agreement or otherwise.

         4.18 No Untrue Statement. Neither this Agreement nor any exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact.

         4.19 Reaffirmation at Closing. Seller shall reaffirm the foregoing representations and warranties at Closing, effective as of Closing, noting however any material changes (the same to be acceptable to Buyer).

                          5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

         Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

         5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

         5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

         5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except BlackRock Realty Advisors, Inc., whose commission shall be paid by Buyer and Newfort Realty, Inc., whose commission shall be paid by Seller. Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.

                                           6.  POSSESSION; RISK OF LOSS

         6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing, subject to the rights of tenants under the Leases and to the rights of Bellsouth under the Bellsouth Option.

         6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

                  (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

                  (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

                                                 7.  TITLE MATTERS

         7.1      Title.

                  (a) Title Insurance and Survey. Buyer's counsel shall order the Title Insurance Commitment and Survey (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession) promptly after execution of this Agreement). Buyer shall use Chicago Title Insurance Company for the title insurance and Leiter & Associates, Inc., Land Development Consultants, the surveyor who prepared Seller's existing survey, for the survey. Buyer will have ten (10) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey, but not later than the end of the Inspection Period, to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or
(ii) waive such Title Defects and/or objections and close the purchase of the Property subject to them.

                  (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.

                                             8.  CONDITIONS PRECEDENT

         8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

                  (a) Seller's warranties and representations under this Agreement shall be recertified as true and correct as of the Closing Date (noting any changes as provided in Section above), and Seller shall not be in default hereunder.

                  (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

                  (c) There shall have been no material adverse change in the Property, its operations or future prospects, the Leases or the financial condition of tenants leasing space in the Shopping Center.

                  (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

                  (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

                  (f) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

     (1) A special warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions;

     (2) An Approved Lease(s) for not less than one (1) store in the Earnout Space;
     (3) Originals, if available, or if not, true copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller;

     (4) A blanket assignment to Buyer of all Leases, including the Approved Lease(s) for stores in the Earnout Space, and the Contracts, permits and licenses (to the extent assignable) as they affect the Property, including reciprocal indemnities against breach of such instruments by Seller prior to the Closing Date and by Buyer after the Closing Date;

                         (5) A  bill  of  sale  with  respect  to  the  Personal
Property and Materials;

     (6) A title certificate, properly endorsed by Seller, as to any items of Property for which title certificates exist;

     (7) A current rent roll for all Leases in effect showing no material changes from the Rent Roll attached to this Agreement other than those set forth in the Leases or approved as Approved Leases in writing by Buyer;

     (8) All Tenant Estoppel Letters obtained by Seller, which must include Publix, Eckerd, Hair Cuttery, Dryclean USA, Lady of America, Subway, Blockbuster Video and Lakes Preschool, and eighty percent (80%) by number of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all respects (Seller agreeing to use reasonable efforts to obtain Tenant Estoppel Letters from all tenants, including specifically Allstate Insurance);

     (9) An affidavit from Seller certifying to Seller's knowledge about the same information contained in the Buyer's form of Tenant Estoppel Letter for all tenants who do not execute and deliver a Tenant Estoppel Letter;


     (10) The estoppel letter and consent from the holder of the Surviving Mortgage in form and substance and without conditions unless such are reasonably acceptable to Buyer and reflect that the transfer fee will be no greater than one percent (1.0%) of the outstanding principal balance of the Surviving Mortgage (it being acknowledged by Seller that Buyer shall not be required to undertake any personal obligation under the Surviving Mortgage or the loan documents thereby secured;

     (11) A general assignment of all assignable existing warranties relating to the Property;

     (12) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates and such other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

     (13) Copies of any current water, sewer and utility bills which are in Seller's custody or control;

     (14) Resolutions of Seller authorizing the transactions described herein;


     (15) All keys and other means of access to the Improvements in the possession of Seller or its agents;

    (16)   Materials; and

     (17) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

         8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

                  (a)  Buyer's   warranties  and   representations   under  this
Agreement shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

                  (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

                  (c) Seller shall have obtained the consent of the holder of the Surviving Mortgage to this Agreement and to the transfer of the Property to Buyer, and to a release in favor of Seller, its partners and their respective principals of post-Closing personal liability under the Surviving Mortgage and other loan documents, including without limitation the Recourse Obligations, as defined therein. It is acknowledged by Buyer that because of the substantial prepayment premium required under the Surviving Mortgage should it be prepaid, Seller shall not be required to satisfy the Surviving Mortgage at Closing or close this transaction should the holder of the Surviving Mortgage not consent to the transfer contemplated by this Agreement, subject to the Surviving Mortgage.

                  (d) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                      (1) Delivery and/or payment of the balance of the Purchase Price in accordance with Section at Closing;

                          (2) Such other  documents  as Seller  may  reasonably
request to effect the transactions contemplated by this Agreement.

         8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                                         9.  PRE-CLOSING BREACH; REMEDIES

         9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer as its sole remedy may, at Buyer's election either
(i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as expressly survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach. Buyer shall have no remedy at law for damages arising from a pre-Closing breach by Seller.

         9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's

Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except for Buyer's indemnity in Section , which shall survive termination).

                     10.  AS-IS PURCHASE; POST CLOSING INDEMNITIES AND COVENANTS

         10.1 As-Is Acquisition. Buyer acknowledges that, except as expressly represented and warranted by Seller in this Agreement, there have been no representations or warranties, express or implied, upon which Buyer is relying which have been made by Seller or upon Seller's behalf relating in any way to the Property, including, without limitation, the condition of the Property, any restrictions related to or approvals required for the development of the Property, or the suitability of the Property for any purposes whatsoever, and that subject to any and all conditions to Buyer's obligations described in this Agreement and to Seller's representations and warranties expressed in this Agreement, Buyer is acquiring the Property "as is," subject to all faults of every kind and nature whatsoever whether latent or patent and whether now or hereafter existing. Seller shall not be responsible for any work or improvement necessary to cause the Property to meet any applicable law, ordinance, regulation or code or to be suitable for any particular use or for any other work except that which is covered by an express warranty or representation made herein by Seller.

         10.2 Seller's Indemnity. Should this transaction close, Seller, subject to the limitations set forth herein, shall indemnify, defend and hold harmless Buyer from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Buyer by reason of, or on account of, any breach by Seller of Seller's warranties, representations and covenants. Seller's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing with respect to any and all claims made by Buyer by written notice to Seller, within one (1) year after the date of Closing. If any such claim is made and, except in cases of emergency, before Buyer voluntarily expends substantial funds or voluntarily incurs any substantial liability, Buyer shall provide a reasonable opportunity to Seller (not to exceed thirty [30] days) within which to cure or if any such claim is not susceptible to cure within thirty (30) days, to commence curing (and diligently pursue thereafter) the matters raised by such claim(s), during which cure period the one (1) year survival period shall be correspondingly extended with respect to such claim(s).

         10.3 Buyer's Indemnity. Should this transaction close, Buyer shall indemnify, defend and hold harmless Seller from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Seller by reason of, or on account of, any breach by Buyer of Buyer's warranties, representations and covenants. Buyer's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing with respect to any and all claims made by Seller by written notice to Buyer within one (1) year after the date of Closing. If any such claim is made, and, except in cases of emergency, before Seller voluntarily expends substantial funds or voluntarily incurs any substantial liability, Seller shall provide a reasonable opportunity to Buyer (not to exceed thirty [30] days) within which to cure or if any such claim is not susceptible to cure within thirty (30) days, to commence curing (and diligently pursue thereafter) the matters raised by such claim(s), during which cure period the one (1) year survival period shall be correspondingly extended with respect to such claim(s).

                                                11.  MISCELLANEOUS

         11.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

         11.2 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

         11.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

         11.4 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

                  As to Seller:             Miami Gardens Associates
                                            c/o Bradley E. McNutt
                                            711 South Rio Vista Boulevard
                                            Ft. Lauderdale, Florida  33316
                                            Facsimile: (954) 462-8442

                  With a copy to:           Honigman Miller Schwartz and Cohn
                                            Attention:  Neil W. Platock, P.A.
                                            222 Lakeview Avenue, Suite 800
                                            West Palm Beach, Florida  33401
                                            Facsimile: (561) 832-3036

                  As to Buyer:      RRC Acquisitions, Inc.
                                            Attention:  Robert L. Miller
                                            Suite 200, 121 W. Forsyth St.
                                            Jacksonville, Florida 32202
                                            Facsimile: (904) 634-3428

                  With a copy to:           Rogers, Towers, Bailey, Jones & Gay
                                            Attention:  William E. Scheu, Esq.
                                            1301 Riverplace Blvd., Suite 1500
                                            Jacksonville, Florida 32207
                                            Facsimile: (904) 396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

         11.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

         11.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         11.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

         11.8     Time of Essence.  Time is of the essence of this Agreement.

         11.9 Governing Law. This Agreement shall be governed by the laws of the state in which the Property is located, and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in the county in which the Property is located. Each party waives its right to jurisdiction or venue in any other location.

         11.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment shall not relieve Buyer of its obligations hereunder. No third parties, including any brokers or creditors, shall be beneficiaries hereof.

         11.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

         11.12 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

         11.13 Counterparts; Further Instruments, Etc. This Agreement may be executed in counterparts and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

         11.14 Section 1031 Exchange. Buyer acknowledges that Seller may effect a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, Buyer agrees that it will cooperate with Seller to effect a tax-free exchange in accordance with the provisions of
Section 1031 of the Code and the regulations promulgated with respect thereto. Seller shall be solely responsible for any additional fees, costs or expenses incurred in connection with the like-kind exchange contemplated by this paragraph. In no event shall Seller's ability or inability to effect a like-kind exchange, as contemplated hereby, in any way relieve Seller from its obligations and liabilities under this Agreement. Seller hereby agrees to indemnify and hold harmless Buyer from any liability, losses or damages incurred by Buyer in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability.

         11.15 Survival. The obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

         11.16 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:
                                                     RRC ACQUISITIONS, INC.,
____________________________                         a Florida corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                                     By:
____________________________                             Its:
[ - - - - - - - - - - - - - - - ]
Name (Please Print)                           Date:                      , 1997
                                              Tax Identification No. 59-3210155

                                                              "BUYER"

                                         MIAMI GARDENS ASSOCIATES, a New Jersey
                                                 general partnership

                                         By:   Garden Square Associates, L.P., a
                                             Delaware limited partnership, doing
                                            business in Florida as Garden Square
                                            Associates of Delaware, Ltd., as the
                                          authorized managing general partner of
                                                       Miami Gardens Associates

                                       By:    Englewood Gardens, Inc., a Florida
                                               corporation, sole general partner


                                       By:
                                                      John F. Malhame, President

                                                     Date:             , 1997

                                                     Tax Identification No:
                                                           "SELLER"

                                              JOINDER OF ESCROW AGENT


         1. Duties. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. The Earnest Money Deposit shall be invested by Escrow Agent in an interest bearing account at First Union National Bank of Florida.

         2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

         3. Conflicting Demands. If conflicting demands are made upon Escrow Agent or Escrow Agent is uncertain with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or by the mutual agreement of the parties; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

         4. Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

         5. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                                             ROGERS, TOWERS, BAILEY, JONES & GAY


                                                     By:
                                                         Its Authorized Agent

                                                     Date:             , 1997

                                                           "ESCROW AGENT"

                                                     EXHIBIT

                                            Audit Representation Letter


                                            --------------------------
                                           (Acquisition Completion Date)



KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida  32202

Dear Sirs:

         We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the twelve months ended ________________, was made for the purpose of expressing an opinion as to whether the statement presents fairly, in all material respects, the results of its operations in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

         1. We have made available to you all financial records and related data for the period under audit.

         2. There have been no undisclosed:

                  a. Irregularities involving any member of management or employees who have significant roles in the internal control structure.

                  b. Irregularities involving other persons that could have a material effect on the Statement of Revenue and Certain Expenses.

                  c. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses.

         3. There are no undisclosed:

                  a. Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5 (SFAS No. 5).

                  b. Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

                  c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenue and Certain Expenses.

                  d. Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

                  e. Events that have occurred subsequent to the balance sheet date that would require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

         4. All aspects of contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

         Further,   we  acknowledge   that  we  are  responsible  for  the  fair
presentation of the Statements of Revenue and Certain Expenses prepared in conformity with generally accepted accounting principles.

                                                     Very truly yours,

                                                     "Seller/Manager"


                                                     Name
                                                     Title

                                                     EXHIBIT

                                        Legal Description of Real Property


1. A portion of Tract "A" of "STILES HUNT PLAT", according to the Plat thereof as recorded in Plat Book 138, Page 85, of the Public Records of Dade County, Florida, being more particularly described as follows:

         Commence at the Southwest corner of Section 3, Township 52 South, Range 40 East; thence North 89 degrees 38 minutes 39 seconds East, along the south line of said Section 3, 700.53 feet; thence North 02 degrees 35 minutes 29 seconds West, along a line 700 feet East of and parallel with the west line of said Section 3, 55.04 feet to the POINT OF BEGINNING of the hereinafter described parcel of land; said point being the Southeast corner of said Tract "A" of the said Plat of "STILES HUNT PLAT"; thence South 89 degrees 38 minutes 39 seconds West, along a line 55 feet North of and parallel with said south line of said Section 3, said line being the north right-of-way line of Miami Gardens Drive (N.W. 186th Street) as shown on the said Plat of "STILES HUNT PLAT",
         180.00 feet thence North 00 degrees 21 minutes 21 seconds West, 30.00 feet; thence South 89 degrees 38 minutes 39 seconds West, 30.00 feet; thence South 00 degrees 21 minutes 21 seconds East, 30.00 feet; thence South 89 degrees 38 minutes 39 seconds West, along a line 55 feet North of and parallel with said south line of said Section 3, said line being the north right-of-way line of Miami Gardens Drive (N.W. 186th Street) as shown on the said Plat of "STILES HUNT PLAT", 300.50 feet; thence North 02 degrees 35 minutes 29 seconds West, along a line 189.89 feet East of and parallel with the west line of said Section 3, 224.00 feet; thence South 89 degrees 38 minutes 39 seconds West, along a line 278.83 feet North of and parallel with the south line of said Section 3,
         150.00 feet; thence North 02 degrees 35 minutes 29 seconds West, along a line 40 feet East of and parallel with the west line of said Section 3, and said line being the east right-of-way line of N.W. 87th Avenue as shown on the said Plat of "STILES HUNT PLAT", 436.30 feet; thence North 89 degrees 38 minutes 29 seconds East, along a line 55 feet North of and parallel with the south line of Tract 43 of "FLORIDA FRUIT LANDS COMPANY'S SUBDIVISION NO. 1", according to the Plat thereof as recorded in Plat Book 2, Page 17, of the Public Records of Dade County, Florida, said line also being the north line of Tract "A" of said Plat of "STILES HUNT PLAT", 660.50 feet; thence South 02 degrees 35 minutes 29 seconds East, along a line 700 feet East of and parallel with the west line of said Section 3, 660.33 feet to the POINT OF BEGINNING.

         Said lands lying in Section 3, Township 52 South, Range 40 East, Dade County, Florida.

2. TOGETHER WITH a perpetual, non-exclusive easement for pedestrian and vehicular ingress and egress and parking over and upon the following described parcel as contained in the certain cross access easement filed May 17, 1990, in Official Records Book 14550, Page 2602:

         The West 149.89 feet of the South 223.83 feet of Tract "A" of "STILES HUNT PLAT" according to the Plat thereof recorded in Plat Book 138, Page 85, of the Public Records of Dade County, Florida, being more particularly described as follows:

         Commence at the Southeast corner of said Tract "A", thence run South 89 degrees 38 minutes 39 seconds West along the south line of said Tract "A", also being the north right-of-way line of Miami Gardens Drive, for a distance of 510.50 feet to the POINT OF BEGINNING, thence continue South 89 degrees 38 minutes 39 seconds West for a distance of 125.96 feet to a point of curvature of a circular curve concave to the Northeast; thence run Northwesterly along the arc of said circular curve, having a radius of 25.00 feet through a central angle of 87 degrees 45 minutes 52 seconds, for an arc distance of 38.29 feet to a point of tangency; thence run North 02 degrees 35 minutes 29 seconds West along the west line of said Tract "A", also being the east right-of-way line of N.W. 87th Avenue, a distance of 199.96 feet to a point; thence run North 89 degrees 38 minutes 39 seconds East along the north line of the South 223.83 feet of said Tract "A", a distance of
         150.00 feet to a point; thence run South 02 degrees 35 minutes 29 seconds East along the east line of the West 149.89 feet of said Tract "A" for a distance of 224.00 feet to the POINT OF BEGINNING.

3. TOGETHER with a perpetual, non-exclusive easement for the purpose of automobile and pedestrian ingress and egress and automobile parking created at Paragraph 1 of the Reciprocal Shopping Center Easement Agreement by and between Miami Gardens Associates, a New Jersey partnership, and McDonald's Corporation, a Delaware corporation, dated October 3, 1994, recorded in Official Records Book 16560, Page 1778, of the Public Records of Dade County, Florida.

LESS THE FOLLOWING LANDS:

(Out-Parcel "B" Miami Gardens Shopping Center)

         A portion of Tract "A" of "STILES HUNT PLAT", according to the Plat Book 138, Page 85, of the Public Records of Dade County, Florida being more particularly described as follows:

         COMMENCE at the Southwest corner of Section 3, Township 52 South, Range 40 East; thence North 89 degrees 38 minutes 39 seconds East along the south line of said Section 3, 700.53; thence North 02 degree 35 minutes 29 seconds West, 55.04 feet to a point on the south line of said Tract "A", said point being the Southeast Corner of said Tract "A", thence South 89 degrees 38 minutes 39 seconds West along the south line of said Tract "A", 44.04 feet to the POINT OF BEGINNING of the hereinafter described parcel of land; thence continue South 89 degrees 38 minutes 39 seconds West along said south line of said Tract "A", 135.96 feet; thence North 00 degrees 21 minutes 21 seconds West, 30.00 feet; thence South 89 degrees 38 minutes 39 seconds West, 26.01 feet; thence North 00 degrees 21 minutes 21 seconds West 120.00 feet; thence North 89 degrees 38 minutes 39 seconds East, 136.88 feet to a point of curvature of a circular curve to the right concave Southwesterly; thence Easterly, Southeasterly and Southerly along the arc of said curve, having a radius of 20.00 feet and a central angle of 87 degrees 45 minutes 52 seconds, for an arc distance of 30.64 feet to a point of tangency; thence South 02 degrees 35 minutes 29 seconds East, 130.88 feet to the POINT OF BEGINNING.

         Said lands lying in Section 3, Township 52 South, Range 40 East, Dade County, Florida.

                                                     EXHIBIT

                                                     Rent Roll

                                                     EXHIBIT

                                              Form of Estoppel Letter



                                            _____________________, 199_






RRC Acquisitions, Inc.
Regency Centers, Inc.
121 W. Forsyth St., Suite 200
Jacksonville, Florida  32202

         RE:      ___________________________ (Name of Shopping Center)

Ladies and Gentlemen:

         The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

     1. The undersigned is the Tenant of ____________________________, Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _______________ [or Address:
________________________________________________________],     and    containing
approximately  _____________  square  feet,  under the terms of the lease  dated
______________________,   which  has  (not)  been  amended  by  amendment  dated
________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

2.       The  term  of the  Lease  commenced  on  ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

         3.       As  of   ____________________,   monthly   minimum  rental  is
                  $_______________ a month.

         4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

         5. Tenant has given [no security deposit] [a security deposit of $--------------].

         6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

         7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

         8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

         9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

         10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

     11. Tenant has not generated, used, stored, spilled, disposed of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                      Very truly yours,

                                      ------------------------------------------
                                      __________________________________(Tenant)
Mailing Address:
____________________________         By:________________________________________
                                           Its:_________________________________
----------------------------

                                                     EXHIBIT

                                               Notices of Violations



         Three minor Metropolitan Dade County code violations, two pertaining to signage and one pertaining to an entrance ramp.